UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 13, 2017

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Trinity Capital Corporation (the "Company") is saddened to report that Director Jerry P. Kindsfather passed away on June 13, 2017.  Mr. Kindsfather served as a director of the Company and its wholly owned subsidiary, Los Alamos National Bank (the "Bank"), since 1984, and served as the Chairman of the Board from June 2012 to May 2017, as well as from 2000 to 2004.  At the time of his passing, Mr. Kindsfather was a member of the board of directors' compensation committee and Chairman of the board of directors' executive committee.  Mr. Kindsfather will be greatly missed by the Company and the Bank, and the Company and the Bank would like to express its gratitude for Mr. Kindsfather's 33 years of devoted service.  The Company and the Bank extend their sincerest condolences to his family.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: June 15, 2017	By:	/s/ John S. Gulas
John S. Gulas Chief Executive Officer and President